UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PATTERN ENERGY GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2014

To the Stockholders of Pattern Energy Group Inc.:

It is my pleasure to invite you to attend Pattern Energy Group Inc.’s 2014 Annual Meeting of Stockholders, to be held on Thursday, June 5, 2014 at Pier 1, Bay 3, San Francisco, California. The Annual Meeting will begin promptly at 8:00 am, local time.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope or vote by using the Internet according to the instructions in the Proxy Statement, as soon as possible, to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting and follow the instructions in the Proxy Statement, you may vote your shares in person even though you have previously voted by proxy. On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Name:    Michael M. Garland

Title:      President and Chief Executive Officer

Pier 1, Bay 3

San Francisco, CA 94111

T 415.283.4000

www.patternenergy.com

Pattern Energy Group Inc

Pier 1, Bay 3

San Francisco, CA 94111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2014

To the Stockholders of Pattern Energy Group Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Pattern Energy Group Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, June 5, 2014 at 8:00 am local time at Pier 1, Bay 3, San Francisco, California, for the following purposes:

1. To elect seven directors to serve until the 2015 Annual Meeting of stockholders.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 11, 2014. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Dyann S. Blaine
Corporate Secretary

San Francisco, California

April 23, 2014

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.

Pattern Energy Group Inc.

Pier 1, Bay 3

San Francisco, CA 94111

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2014

AVAILABILITY OF PROXY MATERIALS

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Pattern Energy Group Inc., referred to herein as the “Company”, “we”, or “Pattern Energy”), which will be held on Thursday, June 5, 2014, at 8:00 am local time at Pier 1, Bay 3, San Francisco, California.

On or about April 23, 2014, we will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our Annual Report on Form 10-K via the Internet and vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice and may request a printed set of the proxy materials by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable U.S. federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an “emerging growth company,” we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) October 2, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

For Canadian securities law purposes, we are an “SEC foreign issuer”. As such, we will satisfy applicable Canadian securities laws relating to information circulars, proxies and proxy solicitation if we comply with the requirements of applicable U.S. federal securities laws, file our proxy materials with the Canadian securities regulatory authorities and send our proxy materials to Canadian stockholders in the manner and at the time required by U.S. federal securities laws and any requirements of the NASDAQ Global Market (“NASDAQ”). This proxy statement is prepared in accordance with such requirements of U.S. federal securities laws.

All monetary amounts shown in this proxy statement are expressed in United States dollars unless otherwise expressly noted.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why is the Company soliciting my proxy?

You have received these proxy materials because the board of directors of the Company is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record who owned our Class A or Class B common stock at the close of business on April 11, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 51,258,134 shares of Company Class A and Class B common stock (“Common Stock”) outstanding. The holders of Common Stock have the right to one vote for each share they held as of the record date.

In accordance with Delaware law, a list of stockholders of record entitled to vote at the Annual Meeting will be available at the place of the Annual Meeting on June 5, 2014 and will be accessible for ten days prior to the Annual Meeting at our principal place of business, Pier 1, Bay 3, San Francisco, CA 94111, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How many votes do I have?

Each share of Common Stock that you own entitles you to one vote.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of directors; and

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

How do I vote?

If on April 11, 2014, your shares were registered directly in your name with our stock transfer agent, Computershare, then you are a stockholder of record. Stockholders of record may vote by using the Internet or by mail as described below. Stockholders also may attend the Annual Meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet.

•	You may vote by using the Internet at www.investorvote.com/PEGI and following the instructions for Internet voting on the proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 1:00 a.m. Eastern Time on June 5, 2014. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone by calling 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Telephone voting is available 24 hours a day and will be accessible until 1:00 a.m. Eastern Time on June 5, 2014. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail by completing and mailing in a paper proxy card as outlined in this proxy statement.

•	You may vote in person at the meeting, by delivering a completed proxy card or by completing a ballot, which will be available at the meeting.

If your shares are held by your broker as your nominee (that is, in “street name”), you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What is “householding” and how does it affect me?

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Pattern Energy stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report on Form 10-K, you may (1) notify your broker, (2) direct your written request to: Pattern Energy Group Inc., Attn: Corporate Secretary. Pier 1, Bay 3, San Francisco, CA 94111, or (3) contact our Investor Relations department by telephone at 415-283-4000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Where may I request an additional copy of this proxy statement or the Company’s Annual Report?

Any stockholder of record who wishes to receive an additional copy of this Proxy Statement or of our Annual Report on Form 10-K as filed with the SEC without charge may (i) call the Company at 415-283-4000 or (ii) mail a request to: Pattern Energy Group Inc., Pier 1, Bay 3, San Francisco, CA 94111, Attention: Corporate Secretary, and we will promptly deliver the requested materials to you upon your request. You may also obtain our Annual Report on Form 10-K, as well as this Proxy Statement, on the SEC’s website (www.sec.gov), or on our investor relations website at investors.patternenergy.com.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of all nominees for director, and (ii) “For” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. However, with respect to (i) of the preceding sentence, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of these ways:

•	You may submit another properly completed proxy card with a later date;

•	You may re-vote by Internet, as instructed above;

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at Pier 1, Bay 3, San Francisco, California 94111; or

•	You may attend the Annual Meeting, asking that your proxy be revoked, and voting in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” votes, “Withhold” votes (with respect to the election of directors) and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes.

If your shares are held in “street name”, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under applicable rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under applicable rules, Proposal 2 is considered “discretionary”. However, any election of a member of the board of directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors under Proposal 1 in the absence of instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting in the manner that you choose.

How many votes are needed to approve each proposal?

For Proposal 1, the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes and abstentions will have no effect.

To be approved, Proposal 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 must receive a “For” vote from the majority of all outstanding shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. If our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2014, our audit committee of our board of directors will reconsider its selection.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if a majority of all shares outstanding on April 11, 2014, the record date, are represented at the Annual Meeting present in person or by proxy. On the record date, there were 51,258,134 shares of Common Stock outstanding and entitled to vote.

Your shares will be counted for purposes of determining if there is a quorum if you properly cast your vote or a proxy card has been properly submitted by you or on your behalf. Proxies received but marked as “abstentions” and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Is voting confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Computershare, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet other legal requirements. We will, however, forward to management any written comments you provide on the proxy card or through other means.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Our board of directors consists of seven members. Each director will be elected annually to serve until his or her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. See “Proposal 1 – Election of Directors”. The ages of our directors set forth below are as of December 31, 2013.

Name	Age	Position(s) Held
Alan R. Batkin	69	Director, Chairman(1)(2)(3)
Patricia S. Bellinger	52	Director(2)(3)
The Lord Browne of Madingley	65	Director
Michael M. Garland	63	Director, President and Chief Executive Officer
Douglas G. Hall	64	Director(1)(3)
Michael B. Hoffman	63	Director
Patricia M. Newson	57	Director(1)(3)(4)

(1)	Member of Audit Committee
(2)	Member of Nominating, Governance and Compensation Committee
(3)	Member of Conflicts Committee
(4)	Joined Conflicts Committee 11/22/13

Alan R. Batkin

Mr. Batkin has served as a member and chair of our board of directors since October 2013. Mr. Batkin serves on the boards of Hasbro, Inc., Cantel Medical Corp. and Omnicom Group, Inc. During the past five years he has also served on the board of Overseas Shipping Group, Inc. He was Vice Chairman of Eton Park Capital Management, L.P., from 2007 to 2012. Prior thereto, he was the Vice Chairman of Kissinger Associates, Inc. from 1990 until 2006. He is an overseer, trustee or board member of a number of non-profit organizations, including, among others, the International Rescue Committee, the Brookings Institution, the Mailman School of Public Health of Columbia University, the Massachusetts General Hospital Center for Global Health and the New York City Police Foundation. We believe Mr. Batkin’s extensive public company, energy industry and leadership experience enables him to provide essential guidance to our board of directors and our management team.

Patricia S. Bellinger

Ms. Bellinger has served as a member of our board of directors since October 2013. Ms. Bellinger is the Executive Director at Harvard Kennedy School’s Center for Public Leadership as well as an adjunct lecturer at Harvard Kennedy School. She currently serves on the board of Sodexo SA and previously served on the board of Nordic Windpower Inc. from 2008 to 2010. Before joining Harvard Kennedy School, Ms. Bellinger was the Executive Director of Executive Education at Harvard Business School from 2011 to 2013, where she managed a $145 million portfolio of programs. Prior to joining Harvard Business School, Ms. Bellinger was Group Vice President at British Petroleum from 2000 to 2007, where she oversaw leadership development programs and established and led British Petroleum’s global diversity and inclusion transformation. Ms. Bellinger has a leadership role in a number of non-profit organizations, including, the Program in Education, Afterschool & Resiliency at McLean Hospital, Facing History and Ourselves and uAspire. We believe Ms. Bellinger’s extensive public company, energy industry and leadership experience will enable her to provide essential guidance to our board of directors and our management team.

The Lord Browne of Madingley

The Lord Browne of Madingley has served as a member of our board of directors since October 2013. Lord Browne is a partner and managing director of Riverstone and is co-head of Riverstone’s Renewable Energy Fund II. Prior to joining Riverstone in 2007, Lord Browne spent 41 years at British Petroleum, holding various senior management positions during that time. In 1991, he joined the board of The British Petroleum Company plc and was appointed group chief executive in 1995 and remained in this position until May 2007. Lord Browne was chairman of the advisory board of Apax Partners LLC from 2006 to 2007, a non-executive director of Goldman Sachs from 1999 to 2007, a non-executive director of Intel Corporation from 1997 to 2006, a trustee of The British Museum from 1995 to 2005, a member of the supervisory board of DaimlerChrysler AG from 1998 to 2001 and a non-executive director of SmithKline Beecham from 1996 to 1999.

Lord Browne was the president of the Royal Academy of Engineering from 2006 to 2011, a fellow of the Royal Society and a foreign member of the U.S. Academy of Arts and Sciences. He was appointed a trustee of the Tate Gallery in August 2007 and chairman of the trustees in January 2009. He was the chairman of the Independent Review of Higher Education Funding and Student Finance, which published its report in October 2010. He was appointed the UK Government’s lead non-executive board member in June 2010. He was knighted in 1998 and made a life peer in 2001. We believe Lord Browne’s extensive leadership and financial and energy industry expertise will enable him to contribute significant managerial, strategic and financial oversight skills to our board of directors.

Michael M. Garland

Mr. Garland has served as our President and Chief Executive Officer and as a member of our board of directors since October 2012. Prior to joining our company, Mr. Garland served as Chief Executive Officer of Pattern Energy Group LP (“Pattern Development”) since June 2009. Prior to joining Pattern Development, Mr. Garland was a partner of Babcock & Brown from 1986 to 2009, where he initiated and managed project finance activities, energy development and energy investment, and led Babcock & Brown’s North American Infrastructure Group. Prior to that, Mr. Garland worked for the State of California as Chief of Energy Assessments from 1975 to 1986. Mr. Garland currently serves on the board of directors of SteelRiver Infrastructure Fund North America, GP. We believe Mr. Garland’s extensive leadership experience enables him to play a key role in all matters involving our board of directors and contribute an additional perspective from the energy industry.

Douglas G. Hall

Mr. Hall has served as a member of our board of directors since October 2013. Mr. Hall was a Managing Director at RBC Capital Markets covering public and private capital raising, mergers and acquisitions support and strategic advisory assignments for diversified industry groups from 1979 until his retirement in 2005. Mr. Hall is currently a director of NexC Partners Corp and Millar Western Forest Products Ltd., a privately-held lumber and pulp company based in Alberta, as well as a member of the Advisory Board for Southwest Properties Ltd., a privately held real estate company based in Nova Scotia. We believe Mr. Hall’s experience in investment banking as well as his experience and understanding of financial and disclosure matters will enable him to provide essential guidance to our board of directors and our management team.

Michael B. Hoffman

Mr. Hoffman has served as a member of our board of directors since October 2012. Mr. Hoffman is a partner of Riverstone Holdings LLC, an energy and power-focused private equity firm (“Riverstone”), where he is principally responsible for investments in power and renewable energy for Riverstone’s funds and is based in New York. Mr. Hoffman is co-head of Riverstone’s Renewable Energy Funds I and II. Before joining Riverstone in 2003, Mr. Hoffman was senior managing director and head of the mergers and acquisitions advisory business of The Blackstone Group for 15 years, where he also served on the firm’s principal group investment committee as well as its executive committee. Prior to joining Blackstone, Mr. Hoffman was managing director and co-head of the mergers and acquisitions department of Smith Barney, Harris Upham & Co. Mr. Hoffman is chairman of the board of directors of Onconova Therapeutics Inc. His non-profit board affiliations include those of North Shore-Long Island Jewish Health System and the Municipal Arts Society. We believe Mr. Hoffman’s extensive leadership, energy industry, and financial expertise will enable him to contribute significant managerial, strategic and financial oversight skills to our board of directors.

Patricia M. Newson

Ms. Newson has served as a member of our board of directors since October 2013. Ms. Newson currently serves on the boards of Brookfield Residential Properties Inc. and Long Run Exploration Inc. which are publicly traded companies, and is also a director of the Alberta Electric System Operator, Heritage Gas Limited and Quality Urban Energy Systems of Tomorrow (QUEST). Ms. Newson retired in 2011 from AltaGas Ltd. as President of the Utility Division and was previously President and Chief Executive Officer of AltaGas Utility Group Inc. from 2005 to 2009, and Senior Vice President Finance and Chief Financial Officer of AltaGas Income Trust from 1996 to 2006. Her previous board experience includes Brookfield Asset Management Inc., AltaGas Utility Group Inc., Guide Exploration Inc., Inuvik Gas Ltd., and the Canadian Gas Association. Ms. Newson is a Chartered Accountant. We believe Ms. Newson’s public company and energy industry experience as well as her experience and understanding of financial accounting, finance and disclosure matters will enable her to provide essential guidance to our board of directors and our management team.

BOARD LEADERSHIP STRUCTURE

Our board of directors does not have a formal policy with respect to whether our Chief Executive Officer (CEO) should also serve as our chairman of the board (Chairman). Currently, Michael M. Garland is our CEO, and Alan R. Batkin is our Chairman. Our board of directors believes that its current leadership structure best promotes the board’s objective to effectively oversee management, the ability of our board of directors to carry out its roles and responsibilities on behalf of the stockholders, and our Company’s overall corporate governance. Our board of directors also believes that the current separation of the Chairman and CEO roles allows Mr. Garland to develop and execute the Company’s corporate strategy and focus on day-to-day operations and company performance while leveraging Mr. Batkin’s experience and independence. Our board of directors periodically reviews the leadership structure and may make changes in the future.

POSITION ON MAJORITY VOTING

Our shares of Class A Common Stock are listed on both NASDAQ and the Toronto Stock Exchange (“TSX”). The rules of the TSX currently require all listed companies to disclose whether they have adopted a majority voting policy and, if not, to explain their rationale for not adopting majority voting. The TSX recently amended its rules to mandate that, effective June 30, 2014, all TSX-listed issuers, excluding majority controlled entities, will be required to adopt a majority voting policy. A majority voting policy generally requires that any director nominee of a listed company who receives a greater number of votes “withheld” than “for” his or her election in an uncontested director election must tender his or her resignation for consideration by the Company’s board.

The Company has not adopted a majority voting policy for uncontested director elections. The Company is majority controlled with Pattern Development controlling approximately 63% of the outstanding shares of Common Stock. In the case of a controlled company, a majority voting policy would not have any effect, as the controlling stockholder can affect the election of directors with its votes and the implementation of such a policy would not result in any meaningful change to the outcome of director elections and could create confusion for stockholders.

At the Annual Meeting, the director nominees will be voted on individually and the voting results for each nominee will be publicly disclosed by us in a news release and on a Current Report on Form 8-K filed with the SEC, as described above, and with the Canadian securities administrators on their SEDAR website (www.sedar.com).

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of the Board of Directors

As required under the listing standards of the NASDAQ, a majority of the members of a NASDAQ-listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our board of directors consults with counsel to ensure that the determinations of the board of directors are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors. After reviewing this information, our board of directors (as in place prior to our initial public offering, which board of directors was comprised of Mr. Garland and Mr. Hoffman) affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards except for Michael M. Garland.

We currently qualify as an SEC foreign issuer under Canadian securities laws and are exempt from, among other things, requirements under those laws to (i) have an audit committee of at least three people consisting solely of independent directors, and (ii) disclose annually the extent to which we comply with certain recommendations of the Canadian Securities Administrators regarding, among other corporate governance matters, the composition of our board of directors and of committees of our board of directors. We believe we substantially comply with the recommendations of the Canadian Securities Administrators, but, in the future, provided we remain an SEC foreign issuer we may decide not to follow such requirements.

A director is considered to be independent for the purposes of Canadian securities laws if the director has no direct or indirect material relationship to the Company. A “material relationship” is a relationship that could, in the view of the board, be reasonably expected to interfere with the exercise of a director’s independent judgment. Certain individuals, such as employees and executive officers of the Company, are deemed by Canadian securities laws to have material relationships with the Company. Under Canadian securities laws our non-independent directors are Messrs. Garland and Hoffman and The Lord Browne. Mr. Garland is deemed to be non-independent because he is our Chief Executive Officer. Mr. Hoffman and The Lord Browne are also deemed non-independent because they are partners of Riverstone.

Information Regarding the Board of Directors and its Committees

The board of directors met three times during 2013. As required under NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions, at which only the directors (without management) are present, and in separate executive sessions at which only independent directors are present. The board has an audit committee, a conflicts committee, and a nominating, governance and compensation committee. The following table provides membership and meeting information for each of the board committees during 2013:

Name	Audit	Conflicts	Nominating, Governance and Compensation
Alan Batkin	Member	Member	Member
Patricia Bellinger	—	Member	Chairperson
The Lord Browne of Madingley	—	—	—
Michael Garland	—	—	—
Douglas Hall	Member	Chairperson	—
Michael Hoffman	—	—	—
Patricia Newson	Chairperson	Member	—
Total meetings held in fiscal year 2013	1	8	1

Each board member attended at least 75% of the meetings of the board and applicable committees held in fiscal 2013 during the period for which such member was a director and/or committee member.

Below is a description of each committee of the board of directors. The board of directors (as in place prior to our initial public offering, which board of directors was comprised of Mr. Garland and Mr. Hoffman) has determined that each member of the audit, conflicts, and nominating, governance and compensation committees meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our audit committee is responsible for, among other things:

•	approving and retaining the independent auditors to conduct the annual audit of our financial statements;

•	reviewing and pre-approving the audit and allowable non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	prepare the audit committee report in our annual proxy statement;

•	establishing procedures for complaints received by us regarding accounting matters;

•	overseeing internal audit function, if any, and

•	reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

Our audit committee charter can be found on the corporate governance section of our investor relations website at investors.patternenergy.com. Each of Ms. Newson and Messrs. Batkin and Hall served on the audit committee of the board of directors during 2013.

The board of directors annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that all members of our audit committee are independent (as independence is currently defined in the NASDAQ listing standards). The board of directors concurred with the determination by the audit committee that Ms. Newson and Mr. Batkin are audit committee financial experts as defined by Item 407(d) of Regulation S-K. The board made a qualitative assessment of Ms. Newson’s level of knowledge and experience based on a number of factors, including her experience as a Chartered Accountant with Ernst & Young, as Chief Financial Officer of AltaGas Income Trust, and as a member of the audit committee of multiple public companies. The board made a qualitative assessment of Mr. Batkin’s level of knowledge and experience based on a number of factors, including his experience as a Certified Public Accountant with Coopers & Lybrand, and as a member of the audit committee of various public companies.

Nominating, Governance and Compensation Committee

Our nominating, governance and compensation committee assists our board of directors in identifying and recommending candidates for nomination to the board of directors, recommending committee assignments for directors to the board of directors, overseeing the board of directors’ annual evaluation of its performance, its committees and individual directors, developing and recommending to the board of directors appropriate corporate governance policies, practices and procedures for our company, reviewing and evaluating the performance of our Chief Executive Officer, administering and making recommendations to the board of directors with respect to our incentive-compensation plans, and reviewing compensation received by directors for service on the board of directors and its committees. Our nominating, governance and compensation committee’s role and responsibilities are set forth in the committee’s written charter and the Company’s corporate governance policy and include:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the board of directors;

•	overseeing the annual evaluation of our board of directors and management;

•	recommending members for each board committee to our board of directors;

•	reviewing and monitoring our corporate governance guidelines and code of business conduct and ethics;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	reviewing and monitoring actual and potential conflicts of interest of members of our board of directors and officers;

•	reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

•	overseeing the development and implementation of our compensation philosophy and our benefits policies generally;

•	making recommendations to the board regarding adoption of equity-based compensation plans and other incentive compensation plans that are subject to board and/or stockholder approval;

•	overseeing administration of our equity compensation and other incentive compensation plans;

•	reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other senior executive officers, as well as evaluating their performance in light of the compensation program objectives;

•	making recommendations to the board regarding the compensation, benefits and other employment arrangements for our chief executive officer and our other senior executive officers;

•	overseeing compensation-related risk, stock ownership guidelines, and succession planning for our executive officers;

•	reviewing and recommending compensation goals and bonus and equity compensation criteria for our employees;

•	reviewing and recommending compensation programs for non-employee directors;

•	engaging and approving payment of compensation consultants to assist the committee in discharging its responsibilities; and

•	reviewing and evaluating, at least annually, its own performance and that of its members, including adequacy of its written charter.

A more detailed description of the committee’s functions can be found in our nominating, governance and compensation committee charter. The charter is published in the corporate governance section of our investor relations website at investors.patternenergy.com. Each of Ms. Bellinger and Mr. Batkin served on the nominating, governance and compensation committee of the board of directors during 2013. All members of the committee are independent (as independence is currently defined in the NASDAQ listing standards).

Generally during the first quarter of each year, the committee reviews and makes recommendations to the board of directors regarding compensation for our senior executive officers, including our named executive officers, and for the pool of employees other than our senior executive officers. Mr. Garland, our principal executive officer, does not participate in the determination of his own compensation, but he makes recommendations to the committee regarding the amount and form of compensation of the other senior executive officers. The nominating, governance and compensation committee has the authority to delegate its authority to one or more of our employees, except that it can neither delegate its authority to determine specific awards to directors or executive officers nor delegate authority that may not under applicable law, listing standards or charter documents be delegated to a non-board member.

Our nominating, governance and compensation committee will also review and discuss annually with management our “Compensation Discussion and Analysis” to the extent such disclosure is required by SEC rules. These rules are not yet applicable to us because we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. See the “Explanatory Note” at the beginning of this proxy statement.

The nominating, governance and compensation committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the board or the nominating, governance and compensation committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the nominating, governance and compensation committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation. In evaluating candidates for the board, the nominating, governance and compensation committee may consider all factors it deems relevant, including the competencies and skills that the board considers to be necessary for the board as a whole to possess, the competencies and skills that the board considers each existing director to possess, and the competencies and skills each new nominee will bring to the boardroom. The nominating, governance and compensation committee shall also consider the amount of time and resources that nominees have available to fulfill their duties as a board member.

Conflicts Committee

Our conflicts committee reviews specific matters that the board of directors believes may involve conflicts of interest arising from material transactions with Pattern Development or its affiliates, and certain other matters the board determines to submit to the conflicts committee for review. We are required to seek approval of the conflicts committee for any transaction involving the sale of a project from Pattern Development to us or for any amendments to the Management Services Agreement between the Company and Pattern Development. The conflicts committee will determine if the resolution of the conflict of interest is fair and reasonable to us. The nominating, governance and compensation committee must unanimously determine that nominees for this committee meet the applicable independence requirements. In addition, the board of directors must affirm the nominating, governance and compensation committee’s independence determinations before it places nominees on the committee. The members of the conflicts committee may not be officers or employees of Pattern Development or its affiliates, including Riverstone (which is the manager of funds which own interests in Pattern Development).

NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Ms. Bellinger and Mr. Batkin served on the nominating, governance and compensation committee of the board of directors during 2013. None of the members of the nominating, governance and compensation committee was at any time during the 2013 fiscal year (or at any other time) an officer or employee of the Company. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or nominating, governance and compensation committee.

RISK OVERSIGHT MANAGEMENT

Our board is responsible for ensuring that processes are in place to identify the principal risks of the Company’s businesses and ensuring that appropriate systems to measure and manage these risks are properly implemented. Our board provides risk oversight for our entire company by receiving management presentations, including risk assessments, from various functional areas of our company, and discussing these assessments with management. The board’s overall risk oversight is supplemented by the various committees. The audit committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our nominating, governance and compensation committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs. Our conflicts committee oversees risks related to related party transactions with Pattern Development and discusses with management risks related to acquisitions from and the bilateral management services agreement with Pattern Development and its affiliates.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Stockholders and interested parties may communicate with our board of directors by sending correspondence to the board of directors, a specific committee of our board of directors or a director c/o our Corporate Secretary, at Pattern Energy Group Inc., Pier 1, Bay 3, San Francisco, California 94111.

Our Corporate Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable director or directors at each regularly scheduled meeting. The Corporate Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chairperson.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted the Pattern Energy Group Inc. Code of Business Conduct and Ethics that applies to all directors, officers and employees. A copy is available on the corporate governance section of our investor relations website at investors.patternenergy.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver in its public filings, as required by law or securities market regulations.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our current director compensation policy provides that each non-employee member of our board of directors is entitled to receive an annual cash retainer of (i) $125,000, (ii) $1,500 for each meeting attended (or $1,000 if such meeting is telephonic) and (iii) $15,000 for each committee chair held (except that the chairman of our audit committee will receive $20,000). Our chairman of the board will also receive an additional annual sum of $70,000. Sixty-five percent of the fees paid to each of our non-employee directors will be paid in our shares of Class A Common Stock until each such non-employee director accumulates $375,000 in shares of Class A Common Stock. Amounts paid to our non-employee directors in cash and stock for 2013, as set forth in the table below, were based on this policy but reflecting only the period starting with our initial public offering.

2013 Director Compensation. The following table sets forth information about the compensation of each person who served as a director during the 2013 fiscal year, other than our CEO Mr. Garland, who did not receive separate compensation for his services as a director. Although they are non-employee directors, The Lord Browne and Mr. Hoffman did not receive compensation in 2013 for their services as directors because of their status as non-independent under Canadian Securities Administrators recommendations as described in the above section discussing the independence of the board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Alan Batkin	30,560	31,690	62,250
Patricia Bellinger	26,165	20,335	46,500
The Lord Browne of Madingley	—	—	—
Douglas Hall	28,665	20,335	49,000
Michael Hoffman	—	—	—
Patricia Newson	23,915	20,335	44,250

(1)	This column represents the grant date fair value for stock awards granted to the director in 2013, computed in accordance with FASB ASC Topic No. 718. For additional information, see Note 15 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014, for a discussion of our assumptions in determining the grant date fair values of equity awards. As of December 31, 2013, no non-employee director had any outstanding option awards or unvested stock awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of March 31, 2014 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

This table lists applicable percentage ownership based on 51,258,134 shares of Common Stock outstanding as of March 31, 2014. Shares issuable upon exercise of options to purchase shares of our Common Stock that are exercisable within 60 days of March 31, 2014 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Class A Shares	Number of Class B Shares	Percent of Total Outstanding Common Stock
5% Stockholders
Pattern Renewables LP(1) Pier 1, Bay 3 San Francisco, CA 94111	16,861,099	15,407,808	62.95%
Wellington Management Company, LLP(2) 280 Congress Street Boston, MA 02210	2,683,507	—	5.24%

Directors and Named Executive Officers
Alan R. Batkin(3)	17,609	—	*
Patricia S. Bellinger(4)	6,347	—	*
The Lord Browne of Madingley	—	—	*
Douglas G. Hall(5)	3,435	—	*
Michael B. Hoffman		—	*
Patricia M. Newson(6)	9,878	—	*
Michael M. Garland(7)	171,586	44,443	*
Hunter H. Armistead(8)	76,693	20,201	*
Esben W. Pedersen(9)	70,654	38,426	*
All current directors and executive officers as a group (15 persons)(10)	543,832	147,192	1.35%

*	Less than one percent
(1)

Based on the number of shares disclosed in the Schedule 13G filed on February 14, 2014 and Forms 4 filed during fiscal year 2013 by Pattern Renewables LP. R/C Renewable Energy GP II, LLC is the managing member of Riverstone/Carlyle Renewable Energy Grant GP, L.L.C., which is the general partner of R/C Wind II LP, which is the managing member of Pattern Energy Group Holdings GP LLC, which is the general partner of Pattern Energy Group Holdings LP, which is the managing member of Pattern Energy GP, LLC, which is the general partner of Pattern Energy Group LP, which is the sole member of Pattern Renewables GP LLC, which is the general partner of Pattern Renewables LP. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the shares held by Pattern Renewables LP. R/C Renewable Energy GP II, LLC is managed by an eight-person investment committee. Pierre F. Lapeyre, Jr., David M. Leuschen, Ralph C. Alexander, The Lord Browne of Madingley, Michael B. Hoffman, Stephen J. Schaefer, Daniel A. D’Aniello and Edward J. Mathias, as the members of the investment committee of R/C Renewable Energy GP II, LLC, may be deemed to share beneficial ownership of the shares beneficially owned by R/C Wind II LP. Such individuals expressly disclaim any such beneficial ownership.
(2)	Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own the number of shares of common stock set forth in the table above, which are held of record by clients of Wellington Management Company, LLP., based on the number of shares disclosed in the Schedule 13G filed on February 14, 2014.
(3)	Includes 10,000 shares held by a trust of which Mr. Batkin is the trustee and beneficiary, and 4,826 restricted stock awards that are subject to risk of forfeiture.
(4)	Includes 2,500 shares held by Ms. Bellinger’s spouse and 2,320 restricted stock awards that are subject to risk of forfeiture.
(5)	Includes 2,011 restricted stock awards that are subject to risk of forfeiture.
(6)	Includes 3,093 restricted stock awards that are subject to risk of forfeiture.
(7)	Includes 29,166 shares of the Company’s common stock that Mr. Garland has the right to acquire by exercise of stock options and 4,861 shares issuable upon exercise of options exercisable within 60 days of March 31, 2014 and 76,548 restricted stock awards that are subject to risk of forfeiture.
(8)	Includes 10,128 shares of the Company’s common stock that Mr. Armistead has the right to acquire by exercise of stock options and 1,688 shares issuable upon exercise of options exercisable within 60 days of March 31, 2014 and 37,734 restricted stock awards that are subject to risk of forfeiture.
(9)	Includes 6,072 shares of the Company’s common stock that Mr. Pedersen has the right to acquire by exercise of stock options and 1,012 shares issuable upon exercise of options exercisable within 60 days of March 31, 2014 and 14,887 restricted stock awards that are subject to risk of forfeiture.
(10)	Includes 74,118 shares of the Company’s common stock that the Company’s officers have the right to acquire by exercise of stock options and 12,353 shares issuable upon exercise of options exercisable within 60 days of March 31, 2014 and 236,372 restricted stock awards that are subject to risk of forfeiture.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2013, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of the following: (1) R/C Renewable Energy GP II, L.L.C, a greater than 10% stockholder, filed one late Form 4 reporting its disposition of Class A common shares in October 2013; and (2) Patricia Bellinger, a director, filed one late Form 4 reporting the purchase by her spouse of Class A common shares in October 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

As provided by our conflicts committee charter adopted in connection with our initial public offering, our conflicts committee is responsible for reviewing and recommending to the board whether to approve in advance any material related party transactions between the Company and Pattern Development or its affiliates. The members of our conflicts committee determine whether to recommend a related party transaction in the exercise of their fiduciary duties as directors. Related party transactions not involving Pattern Development are reviewed by the nominating, governance and compensation committee under its charter.

Our Relationship with Pattern Development

We were incorporated in October 2012 by Pattern Development, a leading developer of renewable energy and transmission projects, to own and operate certain of its power assets with stable long-term cash generation profiles, and began operations a year later, in October 2013. Pattern Development owns a majority of our outstanding shares. We have established a mutually beneficial working relationship with Pattern Development. We will own, acquire and operate projects for which the development risks have been substantially reduced in order to generate stable long-term returns, and we expect that Pattern Development will invest in and deploy its staff to engage in higher-risk project development activities. We have entered into a bilateral management services agreement (the “Management Services Agreement”) with Pattern Development that provides for each of us to share with the other on a primarily cost-reimbursement basis our management, other personnel and administrative functions. Certain of our executive officers, including our CEO and director Mr. Garland, act as executive officers of, and maintain an equity interest in, Pattern Development.

Pattern Development holds interests in development projects with an expected total rated capacity of more than 3,000 MW, including the remaining Initial ROFO Projects included in the purchase rights agreement described below as well as certain transmission development projects.

Our Purchase Rights

To promote our growth strategy we have entered into a purchase rights agreement with Pattern Development and its equity owners that provides us three distinct avenues to grow our business through acquisition opportunities from Pattern Development:

•	the right to acquire the Pattern Development retained Gulf Wind interest at any time between the first and second anniversary of the completion of our initial public offering at its then current fair market value, which we refer to as our “Gulf Wind Call Right;”

•	a right of first offer with respect to any power project that Pattern Development decides to sell, which we refer to as our “Project Purchase Right;” and

•	a right of first offer with respect to Pattern Development itself, or substantially all of its assets, if the equity owners of Pattern Development decide to sell any material portion of the equity interests in Pattern Development or substantially all of its assets, which we refer to as our “Pattern Development Purchase Right.”

We refer to this collection of rights as “our Purchase Rights.” Our Gulf Wind Call Right will terminate on the second anniversary of the completion of our initial public offering. Our Project Purchase Right and Pattern Development Purchase Right will terminate together upon the fifth anniversary of the completion of our initial public offering, but are subject to automatic five-year renewals unless either party dissents at the time of renewal. In addition, our Project Purchase Right and Pattern Development Purchase Right terminate together upon the third occasion (within any five-year initial or renewal term) on which we have elected not to exercise our Project Purchase Right with respect to an operational or construction-ready project and following which Pattern Development has sold the project to an unrelated third party.

Any purchase of assets from Pattern Development, or of Pattern Development itself, pursuant to our Project Rights will be subject to customary conditions precedent as well as the approval by the board of directors based on the recommendation to approve by the conflicts committee of our board of directors.

Our Gulf Wind Call Right

Pattern Development currently holds an interest of approximately 27% of our Gulf Wind operating project, (the “Pattern Development retained Gulf Wind interest”), representing an approximate 76 MW interest in our Gulf Wind operating project. Pursuant to our Gulf Wind Call Right, we will have the right to acquire the Pattern Development retained Gulf Wind interest from Pattern Development at any time between the first and second anniversary of the completion of our initial public offering at its then current fair market value. Following the first anniversary of our initial public offering, and during the term of our Gulf Wind Call Right, we may provide notice to Pattern Development of our election to exercise our Gulf Wind Call Right and, following such election, we will have an additional 120 days to consummate the acquisition. The terms of our Gulf Wind Call Right will allow us to mutually agree with Pattern Development as to, or otherwise obtain an appraisal of, the then current fair market value of the Pattern Development retained Gulf Wind interest.

Our Project Purchase Right

Pursuant to, and during the term of, our Project Purchase Right, Pattern Development has agreed to offer us a right of first offer with respect to any power project that it decides to sell. Given that Pattern Development is primarily in the business of power project development, we anticipate that Pattern Development will generally seek a purchaser of its development projects upon construction-readiness. However, Pattern Development may choose to seek a purchaser of a project earlier in the project’s development stage or following commencement of its construction, in either case, depending upon the facts and circumstances applicable to such project’s anticipated timeframe for commercial operations. Our Project Purchase Right extends to the sale of all of Pattern Development’s projects, including development projects. However, Pattern Development will have the right to terminate our Project Purchase Right (within any five-year initial or renewal term) upon Pattern Development’s third sale of an operational or construction-ready project to persons other than affiliates of Pattern Development or us following our third election not to exercise our Project Purchase Right. Operational or construction-ready projects that Pattern Development chooses to sell will generally include projects that have secured a power sale agreement, real estate rights, required permits, interconnection rights and equipment supply and construction agreements. Under the terms of our Project Purchase Right, once we are notified by Pattern Development that it is seeking a purchaser for one of its projects, we shall either (a) deliver a written offer, or the “First Rights Project Offer,” to Pattern Development to purchase its entire interest in the project setting forth our offer price, or our “Project Offer Price” and other material terms and conditions on which we propose to purchase such project, or the “Project Sale Terms,” or (b) deliver a written notice to Pattern Development that we will not make an offer to purchase Pattern Development’s entire interest in the project. If Pattern Development elects not to accept our First Rights Project Offer, it may sell the project to a third party, provided that it sells the project within nine months of such rejection at a price not less than 105% of our Project Offer Price set forth in the First Rights Project Offer and on terms not materially less favorable than the Project Sale Terms.

At the time of our initial public offering in October 2013, we identified six projects at Pattern Development with an aggregate owned capacity of 746 MW that comprised the Initial ROFO Projects, and we indicated we hoped to acquire one of these assets within 3 to 6 months of the closing of the IPO. Pattern Development subsequently increased the owned capacity of the Panhandle project by 78 MW, to a total of 326 MW, and split the project into the Panhandle 1 project, with an owned capacity of 179 MW, and the Panhandle 2 project, with an owned capacity of 147 MW. Pattern Development also increased its estimated capacity of another of the Initial ROFO Projects, the Meikle project in British Columbia, by 10 MW, to 185 MW. In December 2013, we acquired one of the Initial ROFO Projects, the Grand project, with an owned capacity of 67 MW, and agreed to acquire the Panhandle 2 project, with such acquisition expected to be completed in the fourth quarter of 2014 at the time of that project’s commencement of commercial operations. We are currently discussing a possible acquisition of the Panhandle 1 project from Pattern Development but have not concluded such discussions. After accounting for Pattern Development’s increase in the size of the Panhandle and Meikle projects, our acquisition of the Grand project and our agreement to acquire the Panhandle 2 project, the owned capacity of the remaining Initial ROFO Projects is 620 MW.

The following table provides an overview of the remaining Initial ROFO Projects with a total Pattern Development-owned capacity of 620 MW, which are predominantly operational or construction ready. All of these projects have power sale agreements and real estate and interconnection rights appropriate for each project’s stage of development. Except for the Meikle project, they all have, or are expected to have, their material permits. Excluding Gulf Wind, which is already operational, and the Panhandle 1 and K2 projects, which are already under construction, Pattern Development expects to begin construction on the remaining Initial ROFO Projects in 2014, except for the Meikle project for which it expects to initiate construction in 2015.

Initial ROFO Projects	Status	Location	Construction Start(1)	Commercial Operations(2)	Contract Type	Wind Data (Years)	Rated(3)	Pattern Development Owned(4)
Gulf Wind	Operational	Texas	2008	2009	Hedge	9	283	76

Panhandle 1	In Construction	Texas	2013	2014	Hedge	6	218	179

Armow	Construction ready	Ontario	2014	2015	PPA	6	180	90

K2	In Construction	Ontario	2014	2015	PPA	5	270	90

Meikle	Pre-Construction	British Columbia	2015	2016	PPA	6	185	185

							1,136	620

(1)	Represents date of actual or anticipated commencement of construction.
(2)	Represents date of actual or anticipated commencement of commercial operations.
(3)	Rated capacity represents the maximum electricity generating capacity of a project in MW. As a result of wind and other conditions, a project or a turbine will not operate at its rated capacity at all times and the amount of electricity generated will be less than its rated capacity. The amount of electricity generated may vary based on a variety of factors.
(4)	Pattern Development-owned capacity represents the maximum, or rated, electricity generating capacity of the project multiplied by Pattern Development’s percentage ownership interest in the distributable cash flow of the project.

With respect to our potential acquisition of an operational or construction-ready project pursuant to our Project Purchase Right, we anticipate related discussions with Pattern Development will generally commence immediately prior to or following Pattern Development’s procurement of project-level construction financing.

Grand Purchase and Sale Agreement

On December 20, 2013, a subsidiary of the Company entered into and consummated a Purchase and Sale Agreement (the “Grand PSA”) with Pattern Development. Pursuant to the Grand PSA, we purchased from Pattern Development a 45% equity interest in Grand Renewable Wind LP, the project company for the 149 MW Grand wind project located in Haldimand County, Ontario, for a consideration of US$79.5 million plus a deferred contingent payment of up to CAD$4,950,000. Simultaneous with the execution of the Grand PSA, we entered into certain other agreements relating to the Grand wind project. The Grand PSA includes customary representations and indemnifications by the Company and Pattern Development.

Panhandle 2 Purchase and Sale Agreement

Also on December 20, 2013, the Company entered into a Purchase and Sale Agreement (the “PH2 PSA”) with a controlled affiliate of Pattern Development (“Seller”), and Pattern Development, as guarantor of Seller’s obligations under the PH2 PSA. Upon the terms and subject to the conditions set forth in the PH2 PSA, a subsidiary of the Company will acquire an interest in approximately 147 MW of the approximately 181.7 MW Panhandle 2 wind project located in Carson County, Texas for consideration of approximately US$122.9 million, subject to certain adjustments. Simultaneous with the execution of the PH2 PSA, the Company and certain of its subsidiaries entered into certain other agreements relating to the Panhandle 2 wind project.

The PH2 PSA and the Grand PSA were each recommended for approval by the conflicts committee of the Company’s board of directors after thorough review of the transactions including review by a financial advisor and outside counsel engaged directly by the conflicts committee.

Our Pattern Development Purchase Right

We have a right of first offer with respect to Pattern Development itself or substantially all of its assets, if the equity owners of Pattern Development decide to sell a material portion of the equity interests in Pattern Development or substantially all of its assets.

Under the terms of our Pattern Development Purchase Right, the equity owners of Pattern Development will be required to notify us if they intend to sell Pattern Development or substantially all of its assets, and we will be required to either (a) deliver a written offer, or the “First Rights Pattern Development Offer,” to purchase Pattern Development or substantially of its assets, setting forth our offer price, or our “Pattern Development Offer Price,” and the other material terms and conditions upon which we propose to purchase Pattern Development, or the “Pattern Development Sale Terms,” or (b) deliver a written notice to the equity owners of Pattern Development that we will not make an offer to purchase Pattern Development or substantially all of its assets. If the equity owners of Pattern Development elect not to accept our First Rights Pattern Development Offer, they may sell Pattern Development or substantially all of its assets to another third party, provided that the sale is consummated within nine months of the date of the First Rights Pattern Development Offer, at a price not less than 105% of the Pattern Development Offer Price and otherwise on terms not materially less favorable than those set forth in the First Rights Pattern Development Offer.

Shareholder Agreement

Pattern Development owns a majority of our outstanding shares. Pursuant to the terms of the Shareholder Agreement, for so long as Pattern Development beneficially owns at least 33 1/3% of our outstanding common shares, Pattern Development’s consent will be necessary for us to take certain material corporate actions, including:

•	entering into any merger, amalgamation, consolidation or similar business combination;

•	acquiring any equity interests, assets, business or operations (in a single transaction or a series of related transactions) in the aggregate with a value of more than 10% of our market capitalization (assuming all of the Class B shares then outstanding have been converted into Class A shares on a one-to-one basis and determined based on the daily volume weighted average price of our Class A shares on their principal market over the immediately preceding 20 consecutive trading days prior to the date on which our board of directors approved such acquisition);

•	adopting any plan or proposal for a complete or partial liquidation, dissolution or winding up of our company or any of our subsidiaries or any reorganization or recapitalization of our company or any of our subsidiaries or commencing any case, proceeding or action seeking relief under any existing or future laws relating to bankruptcy, insolvency, conservatorship or relief of debtors;

•

selling, transferring, leasing, pledging or otherwise disposing of any of our company’s assets, business or operations or any of our subsidiaries’ assets, business or operations (in a single transaction or a series of related transactions) in the aggregate with a value of more than 10% of our market capitalization (assuming all of the Class B shares then outstanding have been converted into Class A shares on a one-to-one basis and determined based on the daily volume weighted average price of our Class A shares on their principal market over the immediately preceding 20 consecutive trading days prior to the date on which our board of directors approved such sale, transfer, lease, pledge or other disposition);

•	issuing new debt securities or incurring additional indebtedness or guarantees in an aggregate amount in excess of 10% of our market capitalization (assuming all of the Class B shares then outstanding have been converted into Class A shares on a one-to-one basis and determined based on the daily volume weighted average price of our Class A shares on their principal market over the immediately preceding 20 consecutive trading days prior to the date on which our board of directors approved such issuance);

•	issuing equity securities with preferential rights to our Class A shares; and

•	a change in the number of directors comprising our board of directors (other than as required by the applicable securities laws and listing agency rules).

Non-Competition Agreement

Pursuant to a Non-Competition Agreement entered into in October 2013 between Pattern Development and us, Pattern Development has agreed that, for so long as any of our Purchase Rights are exercisable, it will not compete with us for acquisitions of power generation or transmission projects from third parties. Pattern Development will notify us of opportunities to acquire power generation or transmission projects that it wishes to pursue, and, should we be interested in acquiring all or a portion of such projects, we will have the right to direct Pattern Development to forego such opportunities and to cause employees of Pattern Development to assist us in connection with pursuing such acquisition as a result of the Management Services Agreement (as discussed below). We may also elect to collaborate with Pattern Development to jointly pursue acquisition opportunities from time to time. Riverstone is not subject to the Non-Competition Agreement.

Management Services Agreement and Shared Management

We intend to grow our assets until we have sufficient size and cash flow to undertake development activities. Until such time, we will contract for certain services pursuant to the terms of the Management Services Agreement that we entered into in October 2013 upon the completion of our initial public offering. However, under the terms of the Management Services Agreement, upon the completion of the first 20 consecutive trading day period during which our total market capitalization is no less than $2.5 billion, the employees of Pattern Development will become our employees, as further described below.

Our project operations personnel and executive officers are solely compensated by us. These executives lead our business functions and rely on support from Pattern Development employees for certain professional, technical and administrative functions. Pattern Development employs those employees whose primary responsibilities relate to project development, construction or legal, financial or other administrative functions. The Management Services Agreement with Pattern Development provides for us and Pattern Development to benefit, primarily on a cost-reimbursement basis, from our respective management and other professional, technical and administrative personnel, all of whom ultimately report to and are managed by our executive officers. In the event that Pattern Development is, or substantially all of its assets are, acquired by an unrelated third party, we will also have the unilateral right to terminate the Management Services Agreement.

Pursuant to the Management Services Agreement, certain of our executive officers, including our CEO, also serve as executive officers of Pattern Development and devote their time to both our company and Pattern Development as is prudent in carrying out their executive responsibilities and fiduciary duties. We refer to our employees who serve as executive officers of both our company and Pattern Development as the “shared PEG executives.” The shared PEG executives have responsibilities for both us and Pattern Development and, as a result, these individuals do not devote all of their time to our business. Under the terms of the Management

Services Agreement, Pattern Development is required to reimburse us for an allocation of the compensation paid to such shared PEG executives reflecting the percentage of time spent providing services to Pattern Development.

Under this arrangement we utilize employees from several of Pattern Development’s departments, including accounting and tax, construction and engineering, corporate legal, corporate support, finance and analysis, human resources, information technology support and project development. We have agreed to make our personnel available to Pattern Development to the extent required for Pattern Development’s development and construction activities.

The Management Services Agreement entitles us to acquire from Pattern Development any assets reasonably necessary for the administration of our business, such as computer hardware, software and data back-up infrastructure, and Pattern Development will be required to reimburse us for an allocation of the costs paid by us for its share of costs going forward to the extent these assets are subsequently used in the administration of Pattern Development’s business.

Reintegration of Pattern Development Employees

Under the terms of the Management Services Agreement, upon the completion of the first 20 consecutive trading day period during which our total market capitalization is no less than $2.5 billion, the employees of Pattern Development will become our employees. For the purpose of determining the reintegration date, total market capitalization will be determined by multiplying the number of our issued and outstanding shares of Class A Common Stock (assuming all of our then outstanding shares of Class B Common Stock had converted into shares of Class A Common Stock prior to such date) and the daily volume weighted average price of our shares of Class A Common Stock as reported on the then primary stock exchange on which our shares of Class A Common Stock are listed. We will not be required to make any payments to Pattern Development upon the occurrence of the employee reintegration, other than the payment of any statutory severance payments that may as a result be due and payable to Canadian and Chilean employees. The employee reintegration will result in our complete internalization of the administrative, technical and other services that were initially provided to us by Pattern Development under the Management Services Agreement. The occurrence of the employee reintegration will alter neither our Purchase Rights nor the terms of the Management Services Agreement.

Upon employee reintegration, we expect that our principal focus will continue to be owning operational and under-construction power projects. However, reintegration is expected to enhance our long-term ability to independently develop projects and grow our business. Following the employee reintegration, we will continue to provide management services to Pattern Development (including services from the reintegrated departments of Pattern Development) to the extent required by Pattern Development’s remaining development activities and the consideration for such services would continue to be paid primarily on a cost reimbursement basis. We do not expect to receive any further services from Pattern Development after employee reintegration.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

The following table provides certain information regarding our executive officers who are not also directors. All of our officers serve at the discretion of our board of directors. The ages of our executive officers set forth below are as of December 31, 2013.

Name	Age	Position(s) Held
Hunter H. Armistead	45	Executive Vice President, Business Development
Daniel M. Elkort	56	Executive Vice President and General Counsel
Michael J. Lyon	55	Chief Financial Officer
Esben W. Pedersen	41	Chief Investment Officer
Eric S. Lillybeck	60	Senior Vice President, Fiscal and Administrative Services
Dean S. Russell	63	Senior Vice President, Engineering and Construction
Christopher M. Shugart	42	Senior Vice President, Operations
Dyann S. Blaine	49	Vice President and Secretary

Hunter H. Armistead

Mr. Armistead has served as our Executive Vice President, Business Development since August, 2013. Prior to joining our company, Mr. Armistead served as Executive Director of Pattern Development since June 2009. Prior to joining Pattern Development, from 2000 to 2009, Mr. Armistead managed Babcock & Brown’s renewable energy group in North America, focusing on the origination, strategic evaluation and consummation of opportunities in the renewable energy sector. Prior to that, Mr. Armistead served as Director, Americas Finance at Edison Mission Energy, as senior power developer at ConocoPhillips and as industrial controls manager at Honeywell International Inc.

Daniel M. Elkort

Mr. Elkort has served as our Executive Vice President and General Counsel since August 2013, and was recently appointed as our Chief Compliance Officer. Prior to joining our company, Mr. Elkort served as Director of Legal Services and Co-Head of Finance of Pattern Development since June 2009. Prior to joining Pattern Development, from 1996 to 2009, Mr. Elkort was responsible for managing the various project financings of Babcock & Brown’s North American renewable energy projects and served as the senior legal officer in Babcock & Brown’s North American Infrastructure Group. Before joining Babcock & Brown, from 1985 to 1996, Mr. Elkort was employed by the San Francisco based law firm of Jackson, Tufts, Cole & Black, where he was made a partner in 1991.

Michael J. Lyon

Mr. Lyon has served as our Chief Financial Officer since October 2012. Prior to joining our company, Mr. Lyon served as Head of Structured Finance of Pattern Development since May 2010. Prior to joining Pattern Development, Mr. Lyon independently managed a portfolio of investment assets from 2003 to 2010. He was a principal of Babcock & Brown from 1989 to 2003, where he advised clients on, and structured and placed debt and equity in, the independent power industry. Prior to that, Mr. Lyon worked for Geothermal Resources International, Inc. in a variety of roles, including as assistant vice president, from 1983 to 1988. He also worked for Main Hurdman, a predecessor to KPMG LLP, from 1980 to 1983 and is a former Certified Public Accountant.

Esben W. Pedersen

Mr. Pedersen has served as our Chief Investment Officer since August 2013. Prior to joining our company, Mr. Pedersen served as Co-Head of Finance of Pattern Development since June 2009. Prior to joining Pattern

Development, Mr. Pedersen was employed by Babcock & Brown from 2007 to 2009, where he focused on the origination and execution of investments in the energy sector. Prior to that, Mr. Pedersen worked at Enron and AEI as Manager and Senior Director, respectively, from 1999 to 2006, where he served in numerous corporate development and origination roles in the United States and abroad. He is a Chartered Financial Analyst.

Eric S. Lillybeck

Mr. Lillybeck has served as our Senior Vice President, Fiscal and Administrative Services since October 2012. Prior to joining our company, Mr. Lillybeck served as Director of Fiscal and Administrative Services of Pattern Development since June 2009. Prior to joining Pattern Development, Mr. Lillybeck was employed by Babcock & Brown from 2002 to 2009, where he led accounting and financial reporting for Babcock & Brown’s North American Infrastructure Group. Prior to that, Mr. Lillybeck served as Chief Financial Officer of several start-up companies and, while at Northwest Airlines, was Director of Business Planning and Development in its Asia-Pacific region and served on the board of three international joint ventures.

Dean S. Russell

Mr. Russell has served as our Senior Vice President, Engineering and Construction since August 2013. Prior to joining our company, Mr. Russell served as Director of Engineering and Construction of Pattern Development since June 2009. Prior to joining Pattern Development, Mr. Russell was employed by Babcock & Brown from 2002 to 2009, where he was responsible for managing the design and construction of Babcock & Brown’s North American wind power projects. Mr. Russell was a Director at Enron Corporation from 1998 to 2002, where he was responsible for managing design and construction contract negotiations for combined cycle combustion turbine power generating projects. Prior to that he was the Vice President of Project Operations for Riley Energy Systems from 1987 to 1990, where he managed the design, construction and operation of waste-to-energy facilities. He also worked as a private consultant in the energy industry from 1991 to 1998.

Christopher M. Shugart

Mr. Shugart has served as our Senior Vice President, Operations since August 2013. Prior to joining our company, Mr. Shugart was employed by Pattern Development beginning in 2009 where he was Director of Asset Operations and Maintenance. Prior to joining Pattern Development, Mr. Shugart was employed by Babcock & Brown from 2006 to 2009, where he focused on the development and management of transmission, wind and natural gas-fired power facilities. Prior to that, Mr. Shugart worked for Calpine Corporation as Engineer and Developer from 1998 to 2006.

Dyann S. Blaine

Ms. Blaine has served as our Vice President and Secretary since August 2013. Prior to joining our company Ms. Blaine served as Corporate Counsel for Pattern Development beginning in 2009. Prior to joining Pattern Development, Ms. Blaine was employed at Babcock & Brown from 1994 to 2009, where she served most recently as Assistant General Counsel, and prior to that, as Director of Tax.

Summary Compensation Table

As an emerging growth company we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

The following table provides information concerning the compensation paid in fiscal 2012 and 2013 to our “principal executive officer,” and our next two most highly compensated executive officers for fiscal year 2013. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total($)
Michael Garland	2013	400,000	410,000	(4)	737,339	720,000	17,673		2,285,012
President and Chief Executive Officer	2012	302,500	650,000		—	—	12,500		965,000

Hunter Armistead	2013	325,000	173,000	(5)	256,031	250,000	16,250		1,020,281
Executive Vice President, Business Development	2012	281,500	650,000		—	—	12,500		944,000

Esben Pedersen	2013	231,275	277,000		153,610	150,000	405,199	(6)	1,217,084
Chief Investment Officer

(1)	This column represents the grant date fair value for stock awards granted to the officer in 2013, computed in accordance with FASB ASC Topic No. 718. For additional information, see Note 15 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014 for a discussion of our assumptions in determining the grant date fair values of equity awards.
(2)	This column represents the grant date fair value for option awards granted to the officer in 2013, computed in accordance with FASB ASC Topic No. 718. For additional information, see Note 15 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014 for a discussion of our assumptions in determining the grant date fair values of equity awards.
(3)	Amounts reflect payments for 401(k) contributions made on behalf of the named executive officer.
(4)	Amount reflects (i) a bonus payment of $160,000 for services provided in 2013 and (ii) a $250,000 cash bonus payment approved in 2012, payable upon consummation of a successful equity raising or restructuring transaction, which was paid in 2013 as a result of our successful completion of an equity financing through our initial public offering.
(5)	Amount reflects (i) a bonus payment of $98,000 for services provided in 2013 and (ii) a $75,000 deferred cash bonus payment approved in 2012, payable upon consummation of a successful equity raising or restructuring transaction, which was paid in 2013 as a result of our successful completion of an equity financing through our initial public offering.
(6)	Amount reflects payments of $11,564 in 401(k) contributions made on behalf of Mr. Pedersen, $17,790 in accrued vacation payouts and $375,846 paid by Pattern Development to Mr. Pedersen because of the tax obligation resulting from the exchange of Pattern Development units for Company stock in connection with our initial public offering.

Narrative Description of Executive Compensation Matters

The process of our nominating, governance and compensation committee in determining executive compensation is described above under “Board of Directors”.

Each year, the Company adopts a cash incentive bonus program that incorporates certain short-term performance objectives designed to further our long-term business objectives. These objectives, which can change from year to year, have included corporate as well as individual objectives. We also require that participants continue to be employed through the date payments under our annual cash bonus program are made.

Following the completion of our initial public offering in October 2013, certain of our executive officers, including our named executive officers, received the following types of equity awards under our 2013 Equity Incentive Award Plan (our “Equity Plan”) to:

•	Stock Options. Stock options provide for the right to purchase shares of Class A Common Stock at a specified price which generally, except with respect to certain substitute options granted in connection with corporate transactions, will not be less than fair market value on the date of grant. Stock options may be granted for any term specified by the plan administrator that does not exceed ten years and will usually become exercisable in one or more installments after the grant date, subject to vesting conditions which may include continued employment or service with us, satisfaction of performance targets and/or other conditions, as determined by the plan administrator. The stock options granted to the named executive officers in connection with our initial public offering vest monthly over a term of thirty-six months.

•	Restricted Stock. Restricted stock may be made subject to such restrictions as may be determined by the plan administrator. Unless the plan administrator determines otherwise, restricted stock may be forfeited for no consideration or repurchased by us if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, have voting rights prior to the time when the restrictions lapse. The terms of an applicable award agreement may provide for dividends to be placed in escrow and not released until the restrictions are removed or expire. The restricted stock awards issued to the named executive officers in connection with the initial public offering vest monthly over a term of thirty-six months.

We offer and allow our named executive officers to participate in a tax-qualified retirement plan commonly known as a “401(k) plan.”

Description of Terms of Equity Plan

The material terms of our Equity Plan are summarized below.

Eligibility and Administration. Our and our subsidiaries’ employees, consultants and directors, including our named executive officers and senior managers, are eligible to receive awards under the Equity Plan. The nominating, governance and compensation committee administers the Equity Plan unless our board of directors assumes authority for administration. The nominating, governance and compensation committee is authorized to delegate its duties and responsibilities as plan administrator to subcommittees comprised of our directors and/or officers, subject to certain limitations. Our board of directors will administer the Equity Plan with respect to awards to non-employee directors.

Subject to the express terms and conditions of the Equity Plan, the plan administrator has the authority to make all determinations and interpretations under the plan, prescribe all forms for use with the plan and adopt, amend and/or rescind rules for the administration of the plan. The plan administrator will also set the terms and conditions of all awards under the plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available. Initially, the aggregate number of shares of Class A Common Stock available for issuance pursuant to awards granted under the Equity Plan was 3,000,000 (which represents approximately 5.9% of our total shares outstanding as of March 31, 2014), subject to adjustment as described below. See “Certain Transactions” below. This number will also be adjusted due to the following shares of Class A Common Stock becoming eligible to be used again for grants under the Equity Plan:

•	shares subject to awards or portions of awards granted under the Equity Plan which are forfeited, expire or lapse for any reason, or are settled for cash without the delivery of shares, to the extent of such forfeiture, expiration, lapse or cash settlement; and

•	shares that we repurchase prior to vesting so that such shares are returned to us.

However, shares of Class A Common Stock which are tendered by the recipient or withheld by us in payment of an exercise price or to satisfy any tax withholding obligation shall not be added to the shares authorized for grants and will not be available for future grants of awards under the Equity Plan. Shares of Class A Common Stock granted under the Equity Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Equity Plan. In addition, if we, or one of our subsidiaries, acquires or combines with another company that has shares available for grant pursuant to a qualifying equity plan, we may use those shares (until such date as they could not have been used under such company’s plan) to grant awards pursuant to the Equity Plan to individuals who were not providing services to us immediately prior to the acquisition or combination.

The Equity Plan does not provide for individual limits on awards that may be granted to any individual participant under the Equity Plan. In addition, the Equity Plan does not provide for a limit on awards that may be granted to insiders of our company (as such term is defined under Canadian securities laws) under the Equity Plan. Rather, the amount of awards to be granted to individual participants will be determined by our board of directors or the nominating, governance and compensation committee from time to time, as part of their compensation decision-making processes, provided, however, that the Equity Plan will not permit awards to be granted to our independent directors in any fiscal year having a fair value as of the date of grant (as determined in accordance with FASB ASC Topic 718, or any successor standard) in excess of $500,000.

Awards. The Equity Plan provides for the grant of stock options (including non-qualified stock options, or “NQSOs,” and incentive stock options, or “ISOs”), restricted stock, dividend equivalents, stock payments, restricted stock units, or “RSUs,” performance awards, stock appreciation rights, or SARs, and other equity-based and cash-based awards, or any combination thereof. Awards under the Equity Plan will generally be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations as well as any other consequences with respect to the awards upon a termination of the applicable eligible individual’s service. Equity-based awards will generally be settled in shares of our Class A Common Stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•	Non-qualified Stock Options. NQSOs will provide for the right to purchase shares of our Class A Common Stock at a specified price which generally, except with respect to certain substitute options granted in connection with corporate transactions, will not be less than fair market value on the date of grant. Fair market value is calculated as the closing sales price for a share of Class A Common Stock as quoted on an established securities exchange on the grant date or the last preceding day for which such quotation exists. NQSOs may be granted for any term specified by the plan administrator that does not exceed ten years and will usually become exercisable in one or more installments after the grant date, subject to vesting conditions which may include continued employment or service with us, satisfaction of performance targets and/or other conditions, as determined by the plan administrator.

•	Incentive Stock Options. ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code,” and will be subject to specified restrictions contained in the Code. ISOs will have an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute ISOs granted in connection with a corporate transaction. Only employees will be eligible to receive ISOs, and ISOs will not have a term of more than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions may apply to ISOs as determined by the plan administrator and may include continued employment or service with us, satisfaction of performance targets and/or other conditions.

•

Restricted Stock. Restricted stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the plan administrator. Unless the plan administrator determines otherwise, restricted stock may be forfeited for no consideration or repurchased by us if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, subject to the terms of an applicable award agreement, which may provide for dividends to be placed in escrow and not released until the restrictions are removed or expire.

•	Restricted Stock Units. RSUs may be awarded to any eligible individual, typically without payment of consideration but subject to vesting conditions based upon continued employment or service with us, satisfaction of performance criteria and/or other conditions, all as determined by the plan administrator. Like restricted stock, RSUs generally may not be sold or otherwise transferred or hypothecated until the applicable vesting conditions are removed or expire. Unlike restricted stock, shares of Class A Common Stock underlying RSUs will not be issued until the RSUs have vested (or later, if payment is deferred), and recipients of RSUs generally will have no voting or dividend rights with respect to such shares prior to the time when the applicable vesting conditions are satisfied.

•	Dividend Equivalents. Dividend equivalents represent the per share value of the dividends, if any, paid by us, calculated with reference to the number of shares of Class A Common Stock covered by an award. Dividend equivalents may be settled in cash or shares of Class A Common Stock and at such times as determined by the plan administrator.

•	Stock Payments. Stock payments may be authorized by the plan administrator in the form of shares of Class A Common Stock or an option or other right to purchase shares of Class A Common Stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to an employee, consultant or non-employee director.

•	Stock Appreciation Rights. SARs may be granted in connection with stock options or other awards or separately. SARs typically provide for payment to the holder based upon increases in the price of a share of Class A Common Stock over a set exercise price. The payment amount is determined by multiplying the difference between the exercise price and the fair market value on the date of exercise by the number of shares of Class A Common Stock with respect to which the SAR is exercised. The exercise price of any SAR granted under the Equity Plan generally, except with respect to certain substitute SARs granted in connection with a corporate transaction, will be at least 100% of the fair market value of the underlying shares of Class A Common Stock on the date of grant. The term of a SAR may not be longer than ten years. There are no restrictions specified in the Equity Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the plan administrator in the SAR award agreement. SARs granted under the Equity Plan may be settled in cash or shares of Class A Common Stock, or in a combination of both, at the election of the plan administrator. Vesting conditions may apply to SARs as determined by the plan administrator and may include continued employment or service with us, satisfaction of performance goals and/or other conditions.

•	Performance Awards. Performance awards may be granted by the plan administrator on an individual or group basis. Generally, these awards will consist of bonuses based upon attainment of specific performance targets and may be paid in cash, shares of Class A Common Stock or a combination of both. Performance awards may also include “phantom” stock awards that provide for payments based upon the value of shares of our Class A Common Stock.

Certain Transactions. The plan administrator has broad discretion to equitably adjust the provisions of the Equity Plan and the terms and conditions of existing and future awards, including with respect to aggregate number and type of shares subject to the Equity Plan and awards granted pursuant to the Equity Plan, to prevent the dilution or enlargement of intended benefits and/or facilitate necessary or desirable changes in the event of certain transactions and events affecting shares of our Class A Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In the case of certain events or changes in capitalization that constitute “equity restructurings,” equitable adjustments will be non-discretionary.

In the event of a change in control where the acquirer does not assume or replace awards granted under the Equity Plan, such awards will be subject to accelerated vesting so that 100% of such awards will become vested and exercisable or payable, as applicable, prior to the consummation of the change in control transaction and, if not exercised or paid, will terminate upon consummation of the transaction. The plan administrator may also provide for the acceleration, cash-out, termination, assumption, substitution or conversion of awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. A “change in control” is defined in the Equity Plan to mean (i) the acquisition by a person or group of more than 50% of the total combined voting power of our outstanding securities, (ii) during any consecutive two-year period, the replacement of a majority of our incumbent directors with directors whose election was not supported by at least two-thirds of our incumbent directors, (iii) a merger, consolidation, reorganization or business combination or the sale of substantially all of our assets, in each case, other than a transaction which results in our voting securities before such transaction continuing to represent or being converted into a majority of the voting securities of the surviving entity and after which no person or group owns a majority of the combined voting power of the surviving entity or (iv) where our shareholders approve a liquidation or dissolution of the company.

Transferability, Repricing and Participant Payments. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Equity Plan are generally non-transferable and are exercisable only by the participant. The price per share of a stock option or SAR may not be decreased and an underwater stock option or SAR may not be replaced or cashed out without shareholder approval. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Equity Plan, the plan administrator may, in its discretion, accept cash or check, shares of Class A Common Stock that meet specified conditions, a “market sell order” (or other cashless broker-assisted transaction) or such other consideration as it deems suitable.

Amendment and Termination. Our board of directors may terminate, amend or modify the Equity Plan at any time and from time to time. However, we must generally obtain shareholder approval to increase the number of shares of Class A Common Stock available under the Equity Plan (other than in connection with certain corporate events, as described above), extend the term of a stock option held by an insider (as such term is defined under Canadian securities laws), an amendment to the amendment provision, or to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). As our Equity Plan does not limit the participation of insiders (as defined under Canadian securities laws), the rules of certain stock exchanges provide that the votes attached to securities held by insiders eligible to participate in our Equity Plan must be excluded from voting on certain matters relating to our Equity Plan which require shareholder approval, including specific amendments thereto.

Termination of Employment. The consequences of the termination of a participant’s employment, membership on our board of directors or other service arrangement will generally be determined by the plan administrator in the terms of the relevant award agreement.

Expiration Date. The Equity Plan will expire on, and no option or other award may be granted pursuant to the Equity Plan after, the tenth anniversary of the date the Equity Plan was adopted by our board of directors. Any award that is outstanding on the expiration date of the Equity Plan will remain in force according to the terms of the Equity Plan and the applicable award agreement.

Awards Under the Equity Plan. As at March 31, 2014, we had issued 259,907 shares of Class A Common Stock under the Equity Plan, representing 0.51% of our issued and outstanding shares as at such date. All of such shares were issued as restricted stock awards under the plan. Of those shares, 238,546 remain subject to time-vesting, performance-vesting or other vesting conditions.

As at March 31, 2014, there were 444,823 options to acquire shares of Class A Common Stock outstanding under the Equity Plan, representing 0.87% of our issued and outstanding shares as at such date.

As at March 31, 2014, 2,295,270 shares of Class A Common Stock remained available for issuance under future awards under the Equity Plan, representing 4.48% of our issued and outstanding shares as at such date.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth information regarding unexercised options and unvested stock awards held by each of our named executive officers as of December 31, 2013.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Number of Unvested Stock Awards		Market Value of Unvested Stock Awards ($)(1)
Name	Exercisable (#)	Unexercisable (#)
Michael Garland	14,583	160,429	(2)	22.00	9/25/2023	30,000	(3)	909,300
Hunter Armistead	5,064	55,704	(2)	22.00	9/25/2023	10,419	(3)	315,800
Esben Pedersen	3,036	33,425	(2)	22.00	9/25/2023	6,251	(3)	189,468

(1)	Market value is based on the closing price of our common stock of $30.31 on December 31, 2013, as reported on the NASDAQ Global Market.
(2)	Shares underlying the option vest in equal monthly installments through September 30, 2016.
(3)	The remaining shares will vest in equal monthly installments through September 30, 2016.

Severance or Employment Agreements

In anticipation of completion of our initial public offering, our board of directors (as in place prior to our initial public offering, which board of directors was comprised of Mr. Garland and Mr. Hoffman) approved new employment agreements for our NEOs, which became effective at the time of our initial public offering in October 2013 and superseded earlier agreements between Pattern Development and each officer.

The agreements provide for an initial term of employment of one year and automatically renew for successive one-year periods unless either party provides a notice of non-renewal not less than 60 days prior to the next renewal date. The employment agreements also provide for a cash severance payment upon a termination by us without cause, by the NEO for good reason or due to a non-extension of the agreement at our election. “Cause” is defined for this purpose generally to mean (i) a material breach of the employment agreement by the NEO that remains uncorrected for 30 days after we provide written notice to the NEO, (ii) the NEO being the subject of an order obtained or issued by the SEC for any securities violation involving fraud, (iii) the conviction or plea of nolo contendere by the NEO to any felony or crime involving moral turpitude or (iv) the NEO’s material mismanagement in providing material services to us or our affiliates if such mismanagement is not corrected for 30 days after we provide written notice to the NEO. “Good reason” is defined for this purpose generally to mean (i) a material diminution in the NEO’s authority, title, position, duties or responsibilities, (ii) a material breach by us of our obligations to the NEO under the employment agreement or a material breach by us of our bylaws or certificate of incorporation, (iii) the involuntary relocation of the NEO’s principal place of employment to a location more than 40 miles from the current location or (iv) a diminution in the NEO’s base salary.

Each NEO’s employment agreement, other than the CEO’s, provides that, in the event of a qualifying termination by us without cause or by the NEO for good reason, severance will be paid in a lump-sum equal to the sum of (i) 1.0 times the executive’s annual base salary and (ii) 1.8 times the executive’s average bonus amount, defined as the average of the two most recent annual bonus amounts paid to the executive. The CEO’s employment agreement provides that in the event of a qualifying termination by us without cause or by the CEO for good reason, his severance will be paid in a lump-sum equal to the sum of (i) 2.8 times his annual base salary and (ii) 2.8 times his average bonus amount, defined the same as in the other NEOs’ employment agreements. In addition, in the event of a termination other than for cause or due to death, each executive may be reimbursed for up to 12 months of premiums incurred to receive continued benefit coverage under the Consolidated Omnibus Budget Reconciliation Act, or “COBRA.” Severance payable under the agreements is subject to the execution and non-revocation of a general release of claims and is also conditioned on the executive’s compliance for a period of 24 months with an agreement to refrain from soliciting employees to leave their employment relationship with us. If an NEO’s employment is terminated due to non-extension of the executive’s employment term at our election, the executive will be entitled to receive 50% of the foregoing severance benefits.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information with respect to all of our equity compensation plans as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	444,823	(1)	$22.00	2,468,557
Equity compensation plans not approved by security holders	—		—	—

Total	444,823		$22.00	2,468,557

(1)	Does not include outstanding restricted stock awards because those are shares outstanding.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2013 and December 31, 2012 by Ernst & Young LLP, our principal independent registered public accounting firm.

	Year ended December 31,
(in thousands)	2013	2012
Audit fees(1)	$1,961	$2,865
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$1,961	$2,865

(1)	Audit Fees. This category includes Ernst & Young LLP’s audit of our annual consolidated financial statements and review of financial statements included in our quarterly reports on Form 10-Q, services rendered in connection with our Form S-1 and Form S-8 related to our initial public offering and services that are normally provided by independent registered public accountants in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or review of interim financial statements.

All fees described above were approved by our audit committee or, for fiscal 2012 and for the first nine months of 2013, the audit committee of Pattern Development, our predecessor.

PRE-APPROVAL POLICIES AND PROCEDURES

The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The audit committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The audit committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

Review of Pattern Energy’s Audited Financial Statements for the Fiscal Year Ended December 31, 2013

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended December 31, 2013.

The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2013, for filing with the U.S. Securities and Exchange Commission.

Dated April 23, 2014

Submitted by:

Patricia Newson, Chairperson

Alan Batkin

Douglas Hall

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Pattern Energy Group Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of seven directors, each of whom shall hold office for a term of one year or until his successor is duly elected and qualified. Directors are elected at each annual meeting of the Company by a plurality of the votes properly cast in person or by proxy. The seven nominees for director receiving the highest number of votes “for” will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current board of directors, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Nominees for Directors

Name	Positions and Offices Held With the Company
Alan R. Batkin	Director, Chairman
Patricia S. Bellinger	Director
The Lord Browne of Madingley	Director
Michael M. Garland	Director, Chief Executive Officer and President
Douglas G. Hall	Director
Michael B. Hoffman	Director
Patricia M. Newson	Director

We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE NOMINEES FOR DIRECTORS:

ALAN R. BATKIN, PATRICIA S. BELLINGER, THE LORD BROWNE OF MADINGLEY,

MICHAEL M. GARLAND, DOUGLAS G. HALL, MICHAEL B. HOFFMAN, PATRICIA M. NEWSON

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2014

The audit committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of the board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE RATIFICATION THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in Next Year’s Proxy Materials

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2015 annual meeting of stockholders must be received no later than December 24, 2014. In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the attention of our Corporate Secretary, at Pattern Energy Group Inc., Pier 1, Bay 3, San Francisco, CA 94111, or by facsimile at 415-362-7900.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Notice of any director nomination or other proposal that you intend to present at the 2015 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2015 annual meeting of stockholders, must be delivered to, or mailed and received by, our Corporate Secretary, at Pattern Energy Group Inc., Pier 1, Bay 3, San Francisco, CA 94111, or by facsimile at 415-362-7900 not earlier than the close of business on February 5, 2015 and not later than the close of business on March 7, 2015. However, if the date of the 2015 annual meeting of stockholders is advanced more than 30 days prior to the first anniversary of the 2014 Annual Meeting or delayed more than 70 days after such anniversary date, then such notice must be received by us no earlier than 120 days prior to the date of the 2015 annual meeting of stockholders and no later than the later of 90 days prior to the date of the 2015 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the meeting was first made by us. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2015 annual meeting of stockholders. Copies of the provisions of our bylaws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 5, 2014

The proxy statement and the annual report to stockholders are available at www.edocumentview.com/PEGI.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

By:
Name: Dyann S. Blaine
Title: Corporate Secretary

April 23, 2014

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 5, 2014.

Vote by Internet • Go to www.envisionreports.com/PEGI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Alan Batkin	☐	☐	02 - Patricia Bellinger	☐	☐	03 - The Lord Browne of Madingley	☐	☐
	04 - Michael Garland	☐	☐	05 - Douglas Hall	☐	☐	06 - Michael Hoffman	☐	☐

	07 - Patricia Newson	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for fiscal year 2014.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.                    Signature 1 — Please keep signature within the box.                Signature 2 — Please keep signature within the box.

/ /

2014 Annual Meeting of

Pattern Energy Group Inc. Stockholders

Thursday, June 5, 2014, 8:00 a.m. Local Time

Offices of Pattern Energy Group Inc.

Pier 1, Bay 3, San Francisco CA 94111

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy for the 2014 Meeting of Stockholders of Pattern Energy Group Inc. to be held on June 5, 2014

Notice of 2014 Annual Meeting of Stockholders

Offices of Pattern Energy Group Inc. Pier 1, Bay 3, San Francisco CA 94111

Proxy Solicited by Board of Directors for Annual Meeting - June 5, 2014

Alan Batkin, or failing him, Michael Garland, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Pattern Energy Group Inc. to be held on June 5, 2014, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)